EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of United States Banknote Corporation on Form S-8 of our report dated March 1, 1995, appearing in the Annual Report on Form 10-K of United States Banknote Corporation for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP

New York, New York
March 31, 1995